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                     FIRST AMENDMENT TO PURCHASE AGREEMENT


     This First Amendment dated as of November 7, 1996 to that certain
Purchase Agreement among Adams Outdoor Advertising Limited Partnership ("Buyer"), James P. McAndrew ("McAndrew") and Matthew Outdoor Advertising Acquisition Co., L.P., ("Matthew") dated as of October 25, 1996 ("Purchase Agreement"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

     WHEREAS, the parties hereto have agreed to amend the Purchase Agreement to reflect McAndrew's contribution of the Company Shares to Matthew as part of the Reorganization;

     NOW, THEREFORE, in consideration of the premises and mutual promises herein made, the Parties agree as follows:

     1. Reorganization. For all purposes of the Purchase Agreement, the term "Reorganization" shall mean, in addition to those matters described as such in the Purchase Agreement, the subsequent contribution by McAndrew of the Company Shares to Matthew and its general partner, Matthew Outdoor Advertising Acquisition Co., Inc. ("GP"), and the contribution by the GP of the Company Shares so received to Matthew so that, upon the completion of the Reorganization and prior to the Closing, all the Company Shares shall be owned by Matthew.

     2. Sale of Company Shares. Notwithstanding anything to the contrary in the Purchase Agreement, the Company Shares shall be sold to Buyer by Matthew, all representations, warranties, covenants and agreements of McAndrew under the Purchase Agreement shall be representations, warranties, covenants and agreements of Matthew only, and McAndrew individually shall no longer be a party to the Purchase Agreement. Accordingly, all references to the term "McAndrew" in Sections 2 through 10 of the Purchase Agreement shall be replaced by the term "Matthew" and all references to the term "Sellers" throughout the Purchase Agreement shall be replaced by the term "Seller" and appropriate grammatical changes made to reflect the amendment of the term from plural to singular; provided, however, that the following sections of the Purchase Agreement are specifically amended as follows:

          (a) In (S)1, the following definitions shall each be amended in its entirety to read as follows:

               "McAndrew" means James P. McAndrew.

               "Seller" means Matthew.

          (b) The text of (S)3(a)(v) is amended in its entirety to read as follows:

                     Except for a pledge of the Company Shares to CIBC,
               McAndrew has as of the date
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               hereof, and Matthew will have as of the Closing Date, good title to the Company Shares, free and clear of all Security Interests.


          (c) The second sentence of (S)4(b) is amended in its entirety to read as follows:

                     All of the issued and outstanding Company Shares have
               been duly authorized, are validly issued, fully paid and nonassessable, and are held of record by McAndrew as of the date hereof and will be held of record by Matthew as of the Closing Date.

          (d) The text of (S)7(a)(vi) shall be deleted in its entirety and the section marked "intentionally omitted."

          (e) The text of (S)10(a) shall be deleted in its entirety and the section marked "intentionally omitted."

          (f)  The requirement to send a notice to McAndrew individually in
(S)10(i) shall be deleted from such section.

          (g) Exhibit B and C are replaced in their entirety by the Exhibits B and C attached hereto.

     3. Schedule of Working Capital. The parties agree that, notwithstanding anything to the contrary in (S)2(a)(ii) of the Purchase Agreement regarding the preparation of the Schedule of Working Capital of the Division of Closing ("Schedule of Working Capital"), the Schedule of Working Capital attached hereto shall serve as the Schedule of Working Capital for all purposes of the Purchase Agreement. The parties acknowledge (i) that such Schedule has been prepared as of October 31, 1996, rather than the Closing Date, with only those items expressly noted thereon as having been prorated through the Closing Date; (ii) that all accounts receivable currently in collection have been excluded therefrom and will be Excluded Assets under the Purchase Agreement and (iii) that certain amounts historically accounted for as prepaid expenses have been excluded from the current assets reflected on such Schedule.

     4. Accounts Receivable. Matthew agrees to promptly remit to Buyer any and all payments received by Matthew for accounts receivable reflected on the Schedule of Working Capital. The parties agree that Matthew's obligation pursuant to this paragraph is not subject to the $50,000 aggregate deductible described in (S)8(b)(i) of the Purchase Agreement.

     5. GMAC Financing Agreement. The parties agree that in lieu of obtaining consent to the assignment of the GMAC financing agreement listed on Exhibit C for the 1995 Toyota Corolla (Beige), Buyer shall prepay the amount due under such agreement and

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Matthew shall promptly assign the title to the vehicle to Buyer as soon as it is released by GMAC.

     6. No Further Amendment. Except as expressly amended or modified herein, the Purchase Agreement remains in full force and effect.


     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                                       ADAMS OUTDOOR ADVERTISING
                                        LIMITED PARTNERSHIP

                                       By Its Managing General Partner,
                                       Adams Outdoor Advertising, Inc.

                                            /s/ Abe Levine
                                       By:
                                          --------------------------------------
                                              Abe Levine
                                       Name:
                                            ------------------------------------
                                              Vice President
                                       Title:
                                            ------------------------------------



                                       MATTHEW OUTDOOR ADVERTISING
                                        ACQUISITION CO., L.P.

                                       By its General Partner,
                                       Matthew Outdoor Advertising
                                        Acquisition Co., Inc.

                                       /s/ James P. McAndrew
                                       -----------------------------------------
                                       James P. McAndrew, President




The undersigned enters into this Amendment only for the purposes of evidencing the undersigned's agreement to, and only to the extent the Amendment provides for, the undersigned's removal as a party to the Purchase Agreement.


                                       /s/ James P. McAndrew
                                       -----------------------------------------
                                       James P. McAndrew



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